As filed with the Securities and Exchange Commission on February 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Magellan Midstream Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4610	20-0019312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(918) 574-7000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal

executive offices)

Lonny E. Townsend

Magellan Midstream Holdings, L.P.

One Williams Center

Tulsa, Oklahoma 74172

(918) 574-7000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:
Dan A. Fleckman Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222	Robert V. Jewell William J. Cooper Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering     ☒

File No. 333-129623.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price Per Share (1)(2)	Amount of Registration Fee (2)
Common units representing limited partner interests	$20,412,500	$2,184.14(3)
(1)	Based on the initial public offering price of $24.50 per common unit.
(2)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units
(3)	The Registrant is not paying an additional filing fee with this Registration Statement because the Registrant previously paid registration fees of $70,554 registered under a Registration Statement on Form S-1, as amended (SEC File No. 333-129623), with respect to common units having a proposed maximum aggregate offering amount of $599,437,500 based on the SEC registration fee of $117.00 per million. Because the SEC’s filing fee amount has been reduced to $107.00, no additional fee is due for this filing.

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional limited partnership units of Magellan Midstream Holdings, L.P., a Delaware limited partnership, pursuant to Rule 462(b) and under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-129623), initially filed by Magellan Midstream Holdings, L.P. with the Securities and Exchange Commission on November 10, 2005, as amended by Amendment No. 1 thereto filed on December 16, 2005, Amendment No. 2 thereto filed on December 22, 2005, Amendment No. 3 thereto filed on January 24, 2006, and Amendment No. 4 thereto filed on February 1, 2006, which was declared effective on February 9, 2006, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith

(a)	The following exhibits are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-129623) initially filed with the Securities and Exchange Commission on November 10, 2005 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant does hereby certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 9th day of February, 2006.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	/s/ Don R. Wellendorf

Don R. Wellendorf
President and Chief Executive Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Don R. Wellendorf Don R. Wellendorf	President and Chief Executive Officer	February 9, 2006

/s/ John D. Chandler John D. Chandler	Vice President, Chief Financial Officer and Treasurer	February 9, 2006

* Jim H. Derryberry	Vice President and Director	February 9, 2006

* Patrick C. Eilers	Vice President and Director	February 9, 2006

* N. John Lancaster, Jr.	Vice President and Director	February 9, 2006

* Thomas S. Souleles	Vice President and Director	February 9, 2006

/s/ John D. Chandler *By: John D. Chandler Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-129623) initially filed with the Securities and Exchange Commission on November 10, 2005 and incorporated by reference herein).